POINTE FINANCIAL CORPORATION                              POINTE FINANCIAL LOGO
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21845 POWERLINE ROAD
BOCA RATON, FL 33433
407/368-6300
800/542-2266
407/394-4289 FAX

March 9, 1995

Mr. R. Carl Palmer, Jr.
280 Gulf Shore Blvd. S.
Naples, FL. 33940

Dear Carl:

We are pleased to offer you the position of Director, President and Chief Executive Officer of Pointe Financial Corporation and Pointe Federal Savings Bank and Director of Pointe Bank, reporting to both Boards of Directors and subject to final regulatory approvals.

The compensation and benefits are as follows:

     1. $15,833.34 monthly or,
        $7,916.67 bi-monthly,

     2. Participation in a performance based incentive pay program as we discussed (based on achievement of mutually established goals) and eligible for up to $50,000,

     3. Monthly auto/phone allowance of $1,000,

     4. Moving allowance of $40,000,

     5. Employee benefits including:

        a. participation in 401(k) plan upon completion of one year of service (Pointe currently contributes 25% of first 5% of elective deferral),

        b. Health and dental coverage, (subject to annual adjustment):

                     MEDICAL     MEDICAL
                      (HMO)       (PPO)

           SINGLE     $ 25.00   $ 50.00
           FAMILY     $125.00   $225.00
           (Monthly employee contribution amounts)

        c. Life insurance (two times annual salary) and based on medical approval if in excess of guarantee issue amount,

        d. Short and long-term disability (provided by company),
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        e. Four weeks vacation per year,

        f. Sick day eligibility as per policy,

        g. Personal day eligibility as per policy,

6.      Deferred compensation/retirement package (based on director's program),

7.      Participation in stock option program (to be finalized),

8.      Buy-In provision for 90 days,

9.      Severance guarantee as follows:
        - termination within the first 3 months - 30 day salary continuation,
        - termination within the first 6 months - 60 day salary continuation,
        - termination within the first 12 months - 90 day salary continuation, All terms payable for no/cause any cause.

I look forward to your acceptance of our offer. We know you will make a significant positive contribution as we embark upon new and exciting ventures.

Sincerely,

/s/Roberto Kassin
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Roberto Kassin,
Chairman of the Board

ACCEPTED: /s/R. Carl Palmer, Jr.
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          R. Carl Palmer, Jr.